Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-42915, 333-66031 and 333-42730 of A.T. Cross Company on Form
S-8 of our report, dated May 11, 2001, appearing in the Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the years ended December 31, 2000 and 1999.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 26, 2001